Exhibit 99.1

For Immediate Release:

Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

Peerless Systems Closes the Acquisition of 80% of Deer Valley Corporation

Stamford, Connecticut October 6, 2014 — Peerless Systems Corporation (Nasdaq: PRLS) announced today that its wholly owned subsidiary, Peerless Homes Corporation, has consummated its previously announced agreement to acquire 80% of Deer Valley Corporation (OTC: DVLY) for approximately $3.7 million.

Deer Valley, through its wholly owned subsidiaries Deer Valley Homebuilders, Inc. and Deer Valley Financial Corp (“DVFC”) designs and manufactures, provides dealer inventory-secured financing and provides warranty and repair services for its factory built homes. Deer Valley’s manufacturing plant located in Guin, Alabama, produces homes which are marketed in 14 states through a network of independent dealers, builders, developers and government agencies located primarily in the southeastern and south central regions of the United States. Inventory-secured loan financing is offered to qualified retail dealers and developers, through DVFC, for homes Deer Valley produces.

“We are pleased to consummate this transaction and we look forward to working with the management team of Deer Valley to grow its revenues and profitability, both organically and through potential investments,” said Timothy E. Brog, Chairman and Chief Executive Officer of Peerless. “The successful completion of the Deer Valley acquisition is an important milestone for Peerless Homes and represents a significant step in Peerless Systems growth and increasing stockholder value.”

The trailing twelve months revenue and unadjusted EBITDA for the period ended June 28, 2014 for Deer Valley is approximately $29.4 million and $1.3 million, respectively. The book value of Deer Valley as of June 28, 2014 was $9.7 million.

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets. Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

About Peerless Homes Corporation

Peerless Homes is a wholly-owned subsidiary of Peerless Systems Corporation and was founded in 2014.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to maximize the value of its licensing business or to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, or through other investment opportunities. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2014 Annual Report on Form 10-K filed with the SEC on April 30, 2014.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.